UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 18, 2015, Digital Power Corporation (the "Company") received notice from the New York Stock Exchange MKT LLC ("Exchange”) notifying the Company that it is no longer in compliance with Exchange continued listing standards because its stockholders' equity was below continued listing standards as set forth in Section 1003 of the Exchange Company Guide. Under the applicable Exchange listing rules, the Company had 30 days from the receipt of the notice to submit a plan that demonstrates how it intends to regain compliance with this continued listed standard within 18 months of the receipt of the notice.

In response to the December 18, 2015 letter, the Company submitted to the Exchange a plan to regain compliance with the listing standard and on March 9, 2016, the Company received notice from the Exchange that it has been granted a listing extension until June 19, 2017 on the basis of the plan submitted by the Company to regain compliance with listing standards.

On April 27, 2017, the Company received notice from the Exchange notifying the Company that due to its most recent loss for the year ended December 31, 2016, the Company must meet the $6 million or more in shareholders’ equity listing standard set forth under Section 1003(a)(iii) of the Exchange Company Guide because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2016.

The April 27, 2017 notice further states that the Company remains subject to the conditions set forth in the Exchange’s December 18, 2015 letter and if the Company is not in compliance with all of the Exchange’s continued listing standards by June 19, 2017 or does not make progress under its plan to regain recompliance during the plan period, the Exchange’s staff will initiate delisting procedures as appropriate.

Item. 7.01 Regulation FD Disclosure.

On May 3, 2017, the Company issued a press release announcing that, among other things, the Exchange issued a notice to the Company that due to its most recent loss for the year ended December 31, 2016, the Company must meet the $6 million or more in shareholders’ equity listing standard set forth under Section 1003(a)(iii) of the Exchange Company Guide by June 19, 2017. A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation a California corporation

Dated: May 3, 2017	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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